As filed with the Securities and Exchange Commission on September 22, 2016

Form S-8 Registration No. 333-08863

Form S-8 Registration No. 333-32911

Form S-8 Registration No. 333-57331

Form S-8 Registration No. 333-92629

Form S-8 Registration No. 333-92631

Form S-8 Registration No. 333-44954

Form S-8 Registration No. 333-110264

Form S-8 Registration No. 333-115840

Form S-8 Registration No. 333-128923

Form S-8 Registration No. 333-136473

Form S-8 Registration No. 333-149741

Form S-8 Registration No. 333-156239

Form S-8 Registration No. 333-162940

Form S-8 Registration No. 333-176955

Form S-8 Registration No. 333-185187

Form S-8 Registration No. 333-201009

Form S-8 Registration No. 333-210009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-08863

Form S-8 Registration No. 333-32911

Form S-8 Registration No. 333-57331

Form S-8 Registration No. 333-92629

Form S-8 Registration No. 333-92631

Form S-8 Registration No. 333-44954

Form S-8 Registration No. 333-110264

Form S-8 Registration No. 333-115840

Form S-8 Registration No. 333-128923

Form S-8 Registration No. 333-136473

Form S-8 Registration No. 333-149741

Form S-8 Registration No. 333-156239

Form S-8 Registration No. 333-162940

Form S-8 Registration No. 333-176955

Form S-8 Registration No. 333-185187

Form S-8 Registration No. 333-201009

Form S-8 Registration No. 333-210009

UNDER

THE SECURITIES ACT OF 1933

FEI COMPANY

(Exact Name of Registrant as Specified in its Charter)

Oregon	93-0621989
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5350 NE Dawson Creek Drive

Hillsboro, Oregon 97124-5793

(503) 726-7500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1995 Stock Incentive Plan, as amended

Employee Share Purchase Plan, as amended

Stand-alone Non-statutory Stock Option Agreement dated August 14, 2006 between FEI Company and Don Kania

Stand-alone Restricted Stock Unit Agreement dated August 14, 2006 between FEI Company and Don Kania (four year vesting)

Stand-alone Restricted Stock Unit Agreement dated August 14, 2006 between FEI Company and Don Kania (one year vesting)

(Full titles of the plans)

Seth H. Hoogasian

President and Secretary

FEI Company

5350 NE Dawson Creek Drive

Hillsboro, Oregon 97124-5793

(503) 726-7500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by FEI Company (the “Registrant”):

•	Registration Statement No. 333-08863, filed with the SEC on July 25, 1996, registering 300,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan.

•	Registration Statement No. 333-32911, filed with the SEC on August 5, 1997, registering 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended.

•	Registration Statement No. 333-57331, filed with the SEC on June 19, 1998, registering 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan.

•	Registration Statement No. 333-92629, filed with the SEC on December 13, 1999, registering 700,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended.

•	Registration Statement No. 333-92631, filed with the SEC on December 13, 1999, registering 100,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan.

•	Registration Statement No. 333-44954, filed with the SEC on August 31, 2000, registering 600,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan.

•	Registration Statement No. 333-110264, filed with the SEC on November 5, 2003, registering 1,000,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended.

•	Registration Statement No. 333-115840, filed with the SEC on May 25, 2004, registering 1,000,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-128923, filed with the SEC on October 11, 2005, registering 1,000,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-136473, filed with the SEC on August 10, 2006, registering: (i) 1,000,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended, (ii) 100,000 shares issuable upon exercise pursuant to the Stand-alone Non-statutory Stock Option Agreement dated August 14, 2006 between FEI Company and Don Kania, (iii) 25,000 shares issuable in the aggregate upon vesting pursuant to the Stand-alone Restricted Stock Unit Agreement dated August 14, 2006 between FEI Company and Don Kania (four year vesting), and (iv) 50,000 shares issuable in the aggregate upon vesting pursuant to the Stand-alone Restricted Stock Unit Agreement dated August 14, 2006 between FEI Company and Don Kania (one year vesting).

•	Registration Statement No. 333-149741, filed with the SEC on March 14, 2008, registering 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-156239, filed with the SEC on December 17, 2008, registering 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-162940, filed with the SEC on November 6, 2009, registering 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-176955, filed with the SEC on September 22, 2011, registering 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-185187, filed with the SEC on November 29, 2012, registering 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-201009, filed with the SEC on December 17, 2014, registering 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

•	Registration Statement No. 333-210009, filed with the SEC on March 8, 2016, registering 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1995 Stock Incentive Plan, as amended and 250,000 shares of the Registrant’s common stock, no par value, under the Registrant’s Employee Share Purchase Plan, as amended.

On May 26, 2016, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), and Polpis Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), pursuant to which, on September 19, 2016, Merger Sub merged with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of Thermo Fisher (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the shares of the Registrant’s common stock registered under such Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on September 22, 2016.

FEI COMPANY

By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian
Title: President and Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.